UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2009

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2009, First Bankshares, Inc. (“First Bankshares”) and Xenith Corporation (“Xenith”) entered into an amendment (“Amendment No. 2”) to the Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, between First Bankshares and Xenith (the “Merger Agreement”), pursuant to which Xenith will merge with and into First Bankshares, which will be the surviving legal entity.

Amendment No. 2 amends and restates Section 11.01(b)(i) of the Merger Agreement in its entirety in order to extend the “End Date,” as such term is defined in the Merger Agreement, from October 15, 2009 to October 30, 2009 and to make certain other changes to such section. This description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2, which is attached hereto as Exhibit 2.2.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 16, 2009, First Bankshares and Xenith issued a joint press release announcing the approval by their shareholders of the merger of the two companies, as well as approval by First Bankshares’ shareholders of all other proposals presented at First Bankshares’ 2009 Annual Meeting.

A copy of the joint press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.2.2	Amendment No. 2, dated as of October 15, 2009, to Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, between First Bankshares, Inc. and Xenith Corporation

99.1	Joint Press Release, dated October 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009

FIRST BANKSHARES, INC.

By:	/S/ ROBERT E. CLARY
Robert E. Clary, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

2.2.2	Amendment No. 2, dated as of October 15, 2009, to Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, between First Bankshares, Inc. and Xenith Corporation

99.1	Joint Press Release, dated October 16, 2009